EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Dynamex Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement No. 333-19773 on Form S-8 of our report dated September 22, 2004, relating to the consolidated financial statements of Dynamex Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2004.

/s/ BDO Seidman, LLP

     BDO Seidman, LLP

Dallas, Texas
October 12, 2004